EXHIBIT 10.103

AMENDMENT NO. 6

TO TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT FOR WOMEN’S COLLECTIONS

                This Amendment No. 6, dated October 2, 2002, is to the Trademark License and Technical Assistance Agreement For Women’s Collections dated March 4, 1998 by and between Latitude Licensing Corp. (“Licensors”) and I.C. Isaacs & Company L.P. (“Licensee”) covering Women’s Products (the “Agreement”).  Previous amendments to the Agreement were made effective on June 18, 1998, November 12, 1998, December 23, 1998, August 2, 1999 and June 21, 2000.  Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

                WHEREAS, the parties wish to extend the term of the Agreement and to provide for certain fees as set forth herein.

                NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

                1.             Section 2 — Term and Territory

                Section 2.1 of the Agreement, relating to the term and territory, is hereby amended by adding the following provision as the last sentence:

In addition, Licensee shall have the option to renew this Agreement for an additional term of four (4) years commencing January 1, 2008 and ending December 31, 2011.

                2.             Section 4 — Royalties

                Section 4.2 of the Agreement, is hereby amended by adding the following to the Minimum Royalties table set forth therein:

Calendar Year	Minimum Royalties
2008	$1,500,000
2009	$1,500,000
2010	$1,500,000
2011	$1,500,000

                3.             Section 9 — Sales

                Section 9 of the Agreement, relating to sales, is hereby amended by adding the following provision as Section 9.3:

9.3           3              Licensor shall retain the services of a consultant or consultants (which may be or include the Designated

Representative, as such term is hereinafter defined) (the “Consultants”) for the purpose of assisting Licensee’s senior executives with the implementation of this Agreement.  The Consultants shall provide such services by way of interaction solely with Licensee’s senior management.  The Consultants shall be selected by Licensor subject to the prior approval of the Chief Executive Officer of Licensee.  Licensee shall pay the Licensor Consultants’ fees (the “Consultants’ Fees”) in an aggregate amount of One Hundred Twenty-five Thousand Dollars ($125,000) for calendar year 2002, and One Hundred Fifty Thousand Dollars ($150,000) for each remaining calendar year under the term of this Agreement; such amounts shall be inclusive of all expenses relating to such Consultants for such calendar year and shall be prorated for any partial year subsequent to 2002.  The Consultants’ Fees for each year under the term of this Agreement shall be payable in equal installments on the last day of each fiscal quarter of the Company (each March 31, June 30, September 30 and December 31 of any year under the term of this Agreement), beginning on June 30, 2002.

For purposes of this Section, “Designated Representative” shall mean an individual designated in writing to the Licensee by                                as the designated representative of                                 .

                4.             Effective Date

This Amendment No. 6 shall be effective as of the date first written above.

                5.             Full Force and Effect

Except as expressly amended by this Amendment No. 6, the Agreement shall continue in full force and effect.

                IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Amendment No. 6 as of the dates indicated below.

LATITUDE LICENSING CORP.		I.C. ISAACS & COMPANY L.P.

By:	/s/ Pierre Martin	By:	/s/ Robert J. Arnot
Name:	Pierre Martin	Name:	Robert J. Arnot
Title:	Vice President	Title:	Chief Executive Officer
Date:	10/2/02	Date:	Sept. 18, 2002